Exhibit 99.1

FOR IMMEDIATE RELEASE
May 31, 2007

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Community Trust Bancorp, Inc. to Acquire Eagle Bank of Williamstown, Kentucky

Jean R. Hale, Chairman, President and CEO of Community Trust Bancorp, Inc.  (NASDAQ-CTBI) and Dennis W. Rich, President and CEO of Eagle Fidelity, Inc. of Williamstown, Kentucky are pleased to announce that they have entered into a definitive agreement for the acquisition of Eagle Fidelity by Community Trust Bancorp, Inc.  Eagle Bank will be merged into Community Trust Bank, Inc.
The merger agreement calls for the payment of $18.5 million in cash and the issuance of 544,137 shares of CTBI stock in exchange for all outstanding shares of Eagle Fidelity stock. The deal value of approximately $37.0 million will fluctuate subject to certain floors and caps. The agreement is also subject to certain conditions, including regulatory approval and the approval of Eagle Fidelity shareholders.
“We see this opportunity as a logical step for Community Trust as we expand our service into Northern Kentucky,” said Ms. Hale.  “Community Trust is pleased to become a part of Grant County and the contiguous counties currently served by Eagle Bank.  We look forward to providing outstanding financial services to Eagle Bank’s existing customer base and expanding that base in the communities that it serves.”  The acquisition will increase Community Trust Bancorp’s total assets by approximately $157 million.
“We are excited about becoming a part of Kentucky’s largest domiciled bank holding company,” Mr. Rich said. “Eagle Bank is joining a company that provides financial services to its customers with a community banking level of service.  We are looking forward to providing expanded products and services to our customers.”
The transaction, anticipated to close in the fourth quarter of 2007, is expected to be accretive to Community Trust’s 2008 earnings.
Eagle Fidelity, Inc. was advised by Investment Bank Services and Community Trust was advised by Sandler O’Neill + Partners, LP.
Community Trust Bancorp, Inc., with assets of $3.1 billion at March 31, 2007, is headquartered in Pikeville, Kentucky and has 74 banking locations across eastern, central, northern and south central Kentucky, 5 banking locations in southern West Virginia, and 5 trust offices across Kentucky.
Additional information about the merger and where to find it

In connection with the proposed acquisition of Eagle Fidelity by Community Trust Bancorp, Community Trust Bancorp will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Community Trust Bancorp common stock to be issued to the shareholders of Eagle Fidelity.  The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Eagle Fidelity seeking their approval of the proposed transaction.
WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COMMUNITY TRUST BANCORP, EAGLE FIDELITY AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission http://www.sec.gov.  Free copies of the proxy statement/prospectus may also be obtained by directing a request to:

•	Community Trust Bancorp, Inc.
PO Box 2947
Pikeville, Kentucky 41502-2947
Attn: Marilyn Justice
Phone: 606-437-3279

•	Eagle Fidelity, Inc.
PO Box 335
Williamstown, Kentucky  41097-0335
Attn: Dennis W. Rich, President
Phone:  859-824-4436

Community Trust Bancorp, Eagle Fidelity and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Eagle Fidelity in connection with the merger transaction.  For information about Community Trust Bancorp’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by Community Trust Bancorp, which is available on its website (www.cbti.com) and at the address provided in the preceding paragraph.  Information regarding Eagle Fidelity’s directors, executive officers and members of management and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of Community Trust Bancorp and Eagle Fidelity described above and other relevant materials to be filed with the Securities and Exchange Commission.

                            Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements based on our current expectations about the Company, our industry and the proposed merger.  These forward-looking statements involve certain risks and uncertainties, including various risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place any undue reliance on those statements.